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                                                                  Exhibit 23.1

                        CONSENT OF INDEPENDENT AUDITORS



To the Board of Directors and Shareholders of Compass Plastics & Technologies, Inc.

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-1), and related prospectus of Compass Plastics & Technologies, Inc. and to the incorporation by reference therein of our report dated December 31, 1996 with respect to the consolidated financial statements as of October 27, 1996 and for the fifty-two weeks then ended.






/s/ Marcum & Kliegman LLP
--------------------------
    Marcum & Kliegman LLP


Woodbury, New York
June 6, 1997